Exhibit 10.2

SPX CORPORATION

2005 NON-EMPLOYEE DIRECTORS’
COMPENSATION PLAN

SECTION 1.  ESTABLISHMENT OF PLAN

1.1           Establishment.  SPX Corporation, a Delaware corporation, hereby establishes the “SPX CORPORATION 2005 NON-EMPLOYEE DIRECTORS’ COMPENSATION PLAN” (the “Plan”).  The Plan provides for compensation of the Company’s Non-Employee Directors.

1.2           Purpose.  In conjunction with the SPX Corporation 1997 Non-Employee Directors’ Compensation Plan, the purpose of the Plan is to advance the interests of the Company and its shareholders by providing a compensation program for Non-Employee Directors.  Such program utilizes, in part, Performance Shares where the vesting of such Performance Shares depends on certain performance thresholds, thereby presenting a strong incentive to enhance shareholder value.  By thus compensating Non-Employee Directors, the Company seeks to attract, retain, compensate and motivate those highly competent individuals whose judgment, initiative, leadership, and efforts are important to the continued success of the Company.

1.3           Effective Date.  The effective date of the Plan is February 28, 2005.

SECTION 2.  DEFINITIONS

As used herein, the following terms shall have the meanings hereinafter set forth:

(a)           “Board” means the board of directors of the Company.

(b)           “Change of Control” means the occurrence of one of the following:

(i)            any person, entity or group (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), excluding, for this purpose, the Company or any subsidiaries, any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities; provided, however, that no Change of Control shall be deemed to have occurred as the result of an acquisition of securities of the Company by the Company which, by reducing the number of voting securities outstanding, increases the direct or indirect beneficial ownership interest of any person to fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities, but any subsequent increase in the direct or indirect beneficial ownership interest of such/a person in the Company shall be deemed a Change of Control; and provided further that if the Board determines in good faith that a person who has become the beneficial owner directly or indirectly of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities has inadvertently reached that level of ownership interest, and if such person divests as promptly as practicable a sufficient amount of securities of the Company so that the person no longer has a direct or indirect beneficial ownership interest in fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities, then no Change of Control shall be deemed to have occurred; or

(ii)           during any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such two-year period constitute the Board and any new director (except for a director designated by a person who has entered into an agreement to effect a transaction described elsewhere in this subsection (b)) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination of election was previously so approved, cease for any reason to constitute at least a majority thereof; or

(iii)          the shareholders of the Company approve a plan of complete liquidation of the Company, an agreement for the sale or other disposition by the Company of all or substantially all of the Company’s assets, or a plan of reorganization, merger or consolidation of the Company with any other corporation, except for a reorganization, merger or consolidation in which the security owners of the Company immediately prior to the reorganization, merger or consolidation continue to own at least eighty-five percent (85%) of the voting securities of the new (or continuing) entity immediately after such reorganization, merger or consolidation.

(c)           “Code” means the Internal Revenue Code of 1986, as amended. References to any Section of the Code shall include any successor provision thereto and applicable regulations or guidance thereunder.

(d)           “Company” means SPX Corporation, a Delaware corporation.

(e)           “Effective Date” means February 28, 2005.

(f)            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(g)           “Fair Market Value” means, as to any date, the closing price of a share of SPX Common Stock as reported in the “NYSE-Composite Transactions” Section of the Midwest Edition of The Wall Street Journal for such date or, if no prices are quoted for such date, on the next preceding date on which such prices of SPX Common Stock are so quoted.

(h)           “Non-Employee Director” means any person who is a member of the Board and who is not, as of the date of an award under the Plan, an employee of the Company or any of its subsidiaries.

(i)            “Performance Share” means the expression on the Company’s books which is equivalent to one SPX Share.

(j)            “Return Condition” means, for the applicable measurement period, that the Total Shareholder Return exceeds the S&P Return.

(k)           “S&P Return” means the percentage return of the S&P 500 Composite Index (using total shareholder return of the S&P 500 Composite Index as reported by Interactive Data Corporation) during the applicable measurement period.

(l)            “SPX Common Stock” or “SPX Share” means the common stock, par value $10.00 per share, of the Company.

(m)          “Total Shareholder Return” means the percentage change in the Fair Market Value of one SPX Share (using total shareholder return of the SPX Common Stock as reported by Interactive Data Corporation) during the applicable measurement period.

SECTION 3.  ELIGIBILITY

Each Non-Employee Director as of the Effective Date and each person who becomes a Non-Employee Director after the Effective Date shall be eligible to participate in the Plan.  Upon the date on which any such person ceases to be a Non-Employee Director, such person shall not be eligible to participate in the Plan thereafter.

SECTION 4.  PERFORMANCE SHARES

4.1           Grant & Vesting Schedule.  With respect to service during each calendar year after December 31, 2004, each Non-Employee Director shall receive a grant of 2,500 Performance Shares on January 1 of each calendar year (or such other date as the Board may provide) that shall vest (provided the Non-Employee Director is still a member of the Board as of the applicable date) as follows:

(a)           One-third (1/3) of the Performance Shares granted shall vest on:

(i)                                   the first anniversary of the grant date if the Return Condition is met for the measurement period dating from the grant date to the day immediately preceding such first anniversary date; or, if such Return Condition is not met,

(ii)                                the second anniversary of the grant date if the Return Condition is met for the measurement period dating from the grant date to the day immediately preceding such second anniversary date; or, if such Return Condition is not met,

(iii)                             the third anniversary of the grant date if the Return Condition is met for the measurement period dating from the grant date to the day immediately preceding such third anniversary date.

(b)           One-third (1/3) of the Performance Shares granted shall vest on:

(i)                                     the second anniversary of the grant date if the Return Condition is met for the measurement period dating from the first anniversary of the grant date to the day immediately preceding such second anniversary date; or, if such Return Condition is not met,

(ii)                                  the third anniversary of the grant date if the Return Condition is met for the measurement period dating from the first anniversary of the grant date to the day immediately preceding such third anniversary date.

(c)                                  One-third (1/3) of the Performance Shares granted shall vest on the third anniversary of the grant date if the Return Condition is met for the measurement period dating from the second anniversary of the grant date to the day immediately preceding such third anniversary date.

Notwithstanding the foregoing, for purposes of determining the vesting measurement periods (and applicable vesting dates, if any) of any Performance Shares granted to Non-Employee Directors in 2005, the grant date of such Performance Shares shall be deemed to be January 1, 2005.

4.2           Forfeiture.  Any unvested Performance Shares shall be forfeited and cancelled upon the earlier of (i) the date on which the Non-Employee Director ceases to be a member of the Board for any reason other than death or disability, or (ii) the third anniversary of the applicable grant date if the applicable Return Condition(s) was not met as provided above.  Notwithstanding the foregoing, any unvested Performance Shares (which have not been forfeited and cancelled pursuant to the preceding sentence) shall vest upon the earlier of (i) the death or disability of the Non-Employee Director, or (ii) a Change of Control.

4.3           Payout.  Upon the vesting of any Performance Shares, the Performance Shares shall be paid out in cash on the applicable vesting date (or as soon as administratively feasible thereafter).  The cash payment shall equal the Fair Market Value, determined as of the applicable vesting date, of the number of SPX Shares that are equal to the applicable number of Performance Shares that are vesting on such vesting date.

4.4           Adjustment in Capitalization.  In the event of any change in the outstanding shares of SPX Common Stock that occurs after the Effective Date by reason of a SPX Common Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of Performance Shares to be granted or outstanding pursuant to Section 4 hereof shall be appropriately adjusted by the Board, whose determination shall be conclusive; provided, however, that fractional Performance Shares shall be rounded to the nearest whole Performance Share.

4.5           Dividends.  No dividends or dividend equivalents are payable on Performance Shares.

SECTION 5.  AMENDMENT AND TERMINATION

The Board reserves the right to modify, amend or terminate this Plan in whole or in part, effective as of any specified date.  The Plan shall continue in effect without limit unless and until the Board otherwise determines.

SECTION 6.  MISCELLANEOUS

6.1           Administration.  The Board shall have complete power and discretionary authority to interpret and administer the Plan, and make factual determinations thereunder, including the power to determine the rights or eligibility of Non-Employee Directors and any other persons, and the amounts of their benefits under the Plan, and to remedy ambiguities, inconsistencies or omissions, and any such interpretations and determinations shall be conclusive and binding on all parties.  The Board may establish such rules and regulations with respect to the proper administration of the Plan as it may determine, and may amend or revoke any rule or regulation so established.  No benefits shall be payable from this Plan if the Board determines in its sole discretion that such person is not entitled to such benefits.

6.2           Delegation.  The Board has the authority to delegate any of its powers under this Plan to any other person, persons, or committee.  This person, persons, or committee may further delegate its reserved powers to another person, persons, or committee as they see fit.  Any delegation or subsequent delegation shall include the same full, final and discretionary authority that the Board has listed herein and any decisions, actions or interpretations made by any delegate shall have the same ultimate binding effect as if made by the Board.

6.3           Rights of Directors.  Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to continue to serve as a member of the Board or otherwise to be retained in the service of the Company.

6.4           Funding Not Required.

(a)           Neither a Non-Employee Director nor any other person shall have any interest in any fund or in any specific asset of the Company by reason of any Performance Shares granted to such Non-Employee Director, nor the right to exercise any of the rights or privileges of a shareholder with respect to any Performance Share granted to a Non-Employee Director, nor the right to receive any distribution under the Plan except as expressly provided herein.

(b)           Distributions hereunder shall be made from the general funds of the Company or from a grantor trust established (at the Company’s discretion) for purposes of assuring that funds will be available to satisfy the obligations of the Company with respect to the payments hereunder, and the rights of the Non-Employee Director (or any other person) shall be those of an unsecured general creditor of the Company.  If such grantor trust is established, however, individuals entitled to benefits hereunder shall not have any identifiable interest in any such funds, accounts or assets of such trust nor shall such individuals be entitled to any preference or priority with respect to the assets of such trust.  The assets of the grantor trust would still be available to judgment creditors of the Company and to all creditors in the event of the Company’s insolvency or bankruptcy.

6.5           Non-Alienation.  Performance Shares may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, whether voluntarily or involuntarily or by operation of law;  any attempt to anticipate, alienate, sell, transfer, assign, pledge, or encumber in contradiction of this provision shall be void.

6.6           Tax Withholding.  The Company may withhold from the distribution of any payment hereunder the amount necessary to satisfy the participant’s federal, state and local withholding tax requirements.

6.7           Indemnification.  Each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

6.8           Requirements of Law.  The Plan and any Performance Share grants shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

6.9           Governing Law.  The Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

6.10         Construction.  In the construction of the Plan, the masculine shall include the feminine and the singular shall include the plural in all cases where such meanings would be appropriate.